SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 12, 2004

INTERSTATE BAKERIES CORPORATION

(Exact name of Registrant as specified in its charter)

Delaware	1-11165	43-1470322
(State or other Jurisdiction	(Commission File Number)	(I.R.S. Employer
of Incorporation)		Identification Number)

12 East Armour Boulevard, Kansas City, Missouri		64111
(Address of principal executive offices)		(Zip Code)

(816) 502-4000
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

ITEM 5. Other Events and Regulation FD Disclosure

Interstate Bakeries Corporation (the “Company”) amended certain financial covenants in its senior secured credit facility on May 7, 2004, May 27, 2004 and June 17, 2004 to relax them, and to exclude the effect of up to $40,000,000 of the Company’s increase in its workers’ compensation reserve, as previously reported. Affected covenants included interest coverage and leverage requirements. The relaxed requirements resulting from these amendments expire at the end of the first quarter of fiscal 2005, at which time the covenants were to revert to the levels applicable prior to these amendments. However, on August 12, 2004, the Company further amended the leverage and interest coverage covenants of its credit facility to relax these covenant levels until November 2005. Among other items in the amendment, the leverage and interest coverage covenants are amended through the first quarter of fiscal 2006, providing the Company with improved financial flexibility. As a result of this amendment, the interest rates for all loans under the credit facility are increased by 0.50%. In addition, under the terms of the credit facility amendment, the Company is prohibited from paying dividends until its senior secured bank debt is rated at least BB- by Standard & Poor’s Ratings Services and Ba3 by Moody’s Investors Service, in each case with a stable outlook or better. As contemplated in the amendment, the net proceeds will be used to prepay the Company’s principal payments due under its senior secured credit facility over the course of the next four quarters and for general corporate purposes, improving the Company’s near-term liquidity and financial flexibility.

A copy of the May 7, 2004 amendment is attached hereto as Exhibit 10.1. A copy of the May 27, 2004 amendment is attached hereto as Exhibit 10.2. A copy of the June 17, 2004 amendment is attached hereto as Exhibit 10.3. A copy of the August 12, 2004 amendment is attached hereto as Exhibit 10.4.

ITEM 7. Financial Statements and Exhibits

     (c) Exhibits

Exhibit No.	Description
10.1	Second Amendment, dated as of May 7, 2004, to the Amended and Restated Credit Agreement among Interstate Bakeries Corporation, as a Guarantor, Interstate Brands Corporation and Interstate Brands West Corporation, each as a Borrower, the several Lenders from time to time parties hereto, and The Chase Manhattan Bank, as Administrative Agent.

10.2	Third Amendment, dated as of May 27, 2004, to the Amended and Restated Credit Agreement among Interstate Bakeries Corporation, as a Guarantor, Interstate Brands Corporation and Interstate Brands West Corporation, each as a Borrower, the several Lenders from time to time parties hereto, and The Chase Manhattan Bank, as Administrative Agent.

10.3	Fourth Amendment, dated as of June 17, 2004, to the Amended and Restated Credit Agreement among Interstate Bakeries Corporation, as a Guarantor,

Exhibit No.	Description
Interstate Brands Corporation and Interstate Brands West Corporation, each as a Borrower, the several Lenders from time to time parties hereto, and The Chase Manhattan Bank, as Administrative Agent.

10.4	Fifth Amendment, dated as of August 12, 2004, to the Amended and Restated Credit Agreement among Interstate Bakeries Corporation, as a Guarantor, Interstate Brands Corporation and Interstate Brands West Corporation, each as a Borrower, the several Lenders from time to time parties hereto, and The Chase Manhattan Bank, as Administrative Agent.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERSTATE BAKERIES CORPORATION
Date: August 12, 2004	By:	/s/ JAMES R. ELSESSER
James R. Elsesser
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Second Amendment, dated as of May 7, 2004, to the Amended and Restated Credit Agreement among Interstate Bakeries Corporation, as a Guarantor, Interstate Brands Corporation and Interstate Brands West Corporation, each as a Borrower, the several Lenders from time to time parties hereto, and The Chase Manhattan Bank, as Administrative Agent.

10.2	Third Amendment, dated as of May 27, 2004, to the Amended and Restated Credit Agreement among Interstate Bakeries Corporation, as a Guarantor, Interstate Brands Corporation and Interstate Brands West Corporation, each as a Borrower, the several Lenders from time to time parties hereto, and The Chase Manhattan Bank, as Administrative Agent.

10.3	Fourth Amendment, dated as of June 17, 2004, to the Amended and Restated Credit Agreement among Interstate Bakeries Corporation, as a Guarantor, Interstate Brands Corporation and Interstate Brands West Corporation, each as a Borrower, the several Lenders from time to time parties hereto, and The Chase Manhattan Bank, as Administrative Agent.

10.4	Fifth Amendment, dated as of August 12, 2004, to the Amended and Restated Credit Agreement among Interstate Bakeries Corporation, as a Guarantor, Interstate Brands Corporation and Interstate Brands West Corporation, each as a Borrower, the several Lenders from time to time parties hereto, and The Chase Manhattan Bank, as Administrative Agent.